Exhibit 10.1



                              Agrilink Foods, Inc.

                                Equity Value Plan

                As Amended and Restated Effective August 23, 2000


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                              AGRILINK FOODS, INC.
                                EQUITY VALUE PLAN
               AS AMENDED AND RESTATED EFFECTIVE August 23, 2000


1. PURPOSE. The purpose of the Agrilink Foods, Inc. Equity Value Plan (the "Plan") is to incent its officers and other key employees who are primarily responsible for the management of the business to create and improve the long-term value of the company, and to align management's financial objectives with those of the company's owners and stakeholders. It is intended that this objective will be effected through the granting of units of "phantom stock", (hereafter referred to as "EVP units"). It is the intent of the Agrilink Foods, Inc. (the "Company") that the Plan shall constitute a "top hat plan" for a select group of management employees, as such term is used in the Employee Retirement Income Security Act of 1974. The Plan is a cash-based compensation program. No securities are actually issued to the participating employees. Rather, EVP units are created. These EVP units have a value, in this case based on a formula which incorporates various performance factors. The value of the EVP units fluctuates based on the performance of the Company. The criteria which control unit values fluctuate in a manner similar to the performance criteria which normally impact a Company's stock value.

2. ADMINISTRATION AND INTERPRETATION OF THE PLAN. The Plan shall be administered by the Phantom Stock Plan Committee (the "Committee") which shall consist of at least three (3) employees of the Company. The members of the Committee shall be appointed by and shall serve at the pleasure of the Agrilink Foods, Inc. Board of Directors (the "Board"). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan, and shall conclusively determine all questions and disputes involving the interpretation or construction of the Plan unless otherwise determined by the Board.

3. ELIGIBILITY. Eligibility for participation in the Plan is based upon approval by the Board. EVP units may be granted to all key employees (including officers, whether or not they are directors) of the Company, and of any subsidiary corporation of the Company who are selected by the Committee to receive such EVP units. The term "Company," wherever used in this Plan, shall include any such subsidiary corporation.


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4.   EVP UNIT GRANTS.  The grant of EVP units will be reserved to the Board. EVP units shall be evidenced by a notice of grant prepared in such form consistent with this Plan as the Committee shall approve from time to time. The notice shall specify the number of EVP units granted, the date on which the EVP units are granted, and the beginning value of the EVP units.

5. VALUATION OF EVP UNITS PRIOR TO JUNE 28,2000. The determination of the beginning value of EVP units at the time of grant will be reserved to the Board. This value will be expressed as (a) a level of the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) multiplied by a factor of six (6), less (b) a level of the Company's interest-bearing debt; the sum of which shall be divided by ten million (10,000,000) EVP units. The potential value of future payments from the Plan is equal to the appreciation in the value the EVP units determined at the end of each fiscal year subsequent to the grant date. This value will be expressed as (a) the Company's fiscal year end earnings before interest, taxes, depreciation and amortization (EBITDA) multiplied by a factor of six
     (6), less (b) the Company's interest-bearing debt at the end of each fiscal year; the sum of which shall be divided by ten million (10,000,000) EVP units. Notwithstanding the foregoing, no appreciated value in the EVP units will accrue nor will any EVP units vest, in any fiscal year in which less than 100% of Commercial Market Value is paid to Pro-Fac Cooperative members for product purchased by the Company. Commercial Market Value is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market areas.

6. VALUATION OF EVP UNITS GRANTED ON JUNE 28,2000. The determination of the beginning value of EVP units at the time of grant and the ending value of the EVP units will be reserved to the board in its sole discretion. Notwithstanding the foregoing, no appreciated value in the EVP units will accrue nor will any EVP units vest, in any fiscal year other than the year in which the cash payout will occur.

7. VESTING OF EVP UNITS GRANTED PRIOR TO JUNE 29, 2000. Subject to the provisions of paragraphs 14, 15 and 16 hereof concerning a termination of employment by reason of retirement, death or permanent disability, each EVP unit granted thereunder shall vest in 25% intervals on each of the first four anniversaries of the grant of the EVP unit. This results in full vesting on the fourth anniversary of the date of grant. Notwithstanding the foregoing, the Board shall have the authority to vary the vesting of an EVP unit at the time of grant, or accelerate the vesting of EVP units, in which case the EVP unit shall be exercised at such time and in such manner as specified by the Board.


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8.   VESTING  OF EVP UNITS  GRANTED ON OR AFTER  JUNE 29,  2000.  Subject to the
     provisions of paragraphs 14, 15 and 16 hereof concerning a termination of employment by reason of retirement, death or permanent disability, each EVP unit granted thereunder shall fully vest on the fourth anniversary of the grant of the EVP unit. Notwithstanding the foregoing, the Board shall have the authority to vary the vesting of an EVP unit at the time of grant, or accelerate the vesting of EVP units, in which case the EVP unit shall be exercised at such time and in such manner as specified by the Board.

9. INVESTMENT PROVISIONS FOR UNITS ISSUED PRIOR TO JUNE 25, 1997. All EVP units under the Plan must remain invested within the Plan for a period of at least five years. During this period, the units are valued according to the valuation formula as defined in paragraph 5 hereof. The final appreciated value an election to lock in the appreciated value of the EVP unit may be made at any time after the fifth anniversary of the date of grant and prior to the tenth anniversary of the date of grant. The "locked in" value of units that are no longer "in the market" will be converted to a fixed rate of return under the non-qualified retirement savings and incentive plan. Upon the tenth anniversary of the date of grant, the appreciated value of the EVP units will either be paid to the employee in the form of cash compensation, or will remain in the non-qualified retirement savings and incentive plan, pursuant to the distribution election made by the employee at the time of grant in accordance to paragraph 11.

10. INVESTMENT PROVISIONS FOR UNITS ISSUED ON OR AFTER JUNE 25, 1997. All EVP units under the Plan must remain invested within the Plan for a period of four years. During this period, the units granted prior to June 28, 2000 are valued according to the valuation formula as defined in paragraph 5 hereof. Units granted on or after June 28, 2000 are valued by the Agrilink Foods Board of Directors. The final appreciated value as defined in paragraphs 5 or 6 hereof of each vested EVP unit is determined on the fourth anniversary of the date of grant. This final appreciated value shall be either deferred into the Non-qualified Retirement Savings and Incentive Plan pursuant to the distribution election made by the employee at the time of grant in accordance with paragraph 12, or paid to the employee in the form of cash compensation during the three fiscal years following the fourth anniversary of the grant, the specific date to be determined each year by the Committee. During this three year payment period, the unpaid appreciated value of the fully vested EVP units shall earn interest equal to the fixed rate of return paid under the company's Non-qualified Retirement Savings and Incentive Plan.

11. DISTRIBUTION PROVISIONS FOR UNITS ISSUED ON OR AFTER JUNE 25, 1997. At the time of grant, each employee must make a distribution election for the EVP units. If no written distribution election is


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     made by the employee,  the value,  if any of the granted units will be paid in accordance with the first distribution alternative available to the employee is for payment equal to one-third of the final appreciated value of the units during the three years immediately following the fourth anniversary of the date of grant. The actual payment date of such distributions is determined in each year by the Committee and will be paid in three annual payments as compensation taxable to the employee at that time. The Board may, in its sole discretion, grant EVP units with an earlier cash payout date. The second distribution alternative is to convert the EVP units into a deferred compensation account Plan at the fourth anniversary of the date of grant, pursuant to the terms of the Agrilink
     Foods  Inc.   Non-qualified   Retirement   Savings  and   Incentive.   This
     distribution election is made at the date of grant. The election sets forth the attained age and distribution amounts applicable to the converted units, in accordance with the distribution election provisions of the Non-qualified Retirement Savings and Incentive Plan.

12. DISTRIBUTION PROVISIONS FOR UNITS ISSUED PRIOR TO JUNE 25, 1997. At the time of grant, each employee must make a distribution election for the EVP units. The first distribution alternative available to the employee is for payment of the value of the units determined in accordance with paragraph 8, at the tenth anniversary of the date of grant. Such a distribution is paid in a single sum as compensation taxable to the employee at that time. The Board may, in its sole discretion, grant EVP units with an earlier cash payout date. The second distribution alternative is to convert the EVP units into a deferred compensation account Plan at the tenth anniversary of the date of grant, pursuant to the terms of the Agrilink Foods Inc. Non-qualified Retirement Savings and Incentive. This distribution election is made at the date of grant. The election sets forth the attained age and distribution amounts applicable to the converted units, in accordance with the distribution election provisions of the Non-qualified Retirement Savings and Incentive Plan.

13. TERMINATION IN THE ORDINARY COURSE. In the event that the employment of an employee terminates for any reason other than death, disability, or retirement, the unvested portion of any EVP units will be immediately forfeited. The accumulated value of any vested EVP units will be paid to the employee in the form of cash compensation during the three years following the fourth anniversary of grant in accordance with paragraph 8 hereof.

14. DISABILITY. In the event that the employment of the employee with the Company is terminated by reason of the employee's disability, any unvested EVP units will immediately vest, and the accumulated value of such EVP units will be paid in the form of cash compensation to the employee in a single sum. For purposes of the Plan, disability is defined as a permanent and total disability which the Committee in its sole discretion
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     determines is of a nature that prevents the employee from performing his or her normal duties and responsibilities, and which lasts for a period of twelve or more consecutive months.

15. DEATH. In the event of the death of an employee either (a) while an employee of the Company, or (b) during the three (3) year period following the employee's termination of employment by reason of retirement as defined below, any unvested EVP units will immediately vest. The accumulated value of such EVP units will be paid to the employee's beneficiary as designated on the beneficiary election made for the Agrilink Foods Non-qualified Retirement Savings and Incentive Plan, or, if no such beneficiary designation has been made, to the employee's estate.

16. RETIREMENT. In the event of a termination of employment on or after the employee's retirement date, if such retirement is on or after the attainment of age 62 by the employee, all unvested EVP units will continue to vest in accordance with paragraph 7 or 8 hereof for a period of three
     (3) years following the actual retirement date of the employee. At the end of the three year period following the employee's normal retirement date, the accumulated value of all vested EVP units will be paid to the employee in the form of cash compensation in a single sum. The Board may, in its sole discretion, accelerate the vesting schedule for employees who are approaching or have attained normal retirement age.

17. NON-ASSIGNABILITY OF EVP UNITS. No EVP units shall be assignable or transferable by the employee except by will or by the laws of descent and distribution.

18. TERMINATION AND AMENDMENT OF THE PLAN. The Board may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. The Board may at any time, without limitation, and from time to time modify or amend this Plan or the terms of EVP units hereunder in any respect whatsoever, provided, however, that no termination, modifications or amendment to the Plan or any agreement thereunder shall, without the consent of the employee to whom any grant shall theretofore have been made, alter or impair the rights of such employee, unless such termination, modifications or amendment to the Plan are made in compliance with any law or regulation applicable to the Plan, or are required to avoid any penalties or excise taxes relating to such laws or regulations.

19. CONSOLIDATION OR MERGER. No provision of this Plan shall prevent the consolidation or merger of the Company with or into any corporation, or prevent the sale or transfer by the Company of its property or any part thereof. The successor corporation resulting from any consolidation, merger, or transfer shall succeed the Company and become a party hereto.


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20.  TERMINATION IN EVENT OF MERGER,  ETC. If the Company merges or consolidates with another corporation, or sells or transfers all or substantially all of its assets, and if the successor corporation refuses to succeed the Company and become a party to this Plan, the participants (and beneficiaries) of the Plan shall be entitled to all legal and equitable remedies, including injunctive relief and other equitable relief to prevent the transfer of all or substantially all of the Company's assets.

21. LIMITATIONS ON CONSOLIDATION, MERGER OF PLAN OR TRANSFER OF PLAN ASSETS. In the event of this Plan's merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant in the Plan (if the Plan then terminates) shall be entitled to receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). 22. GOVERNING LAW. This Plan has been executed in the State of New York and all questions pertaining to its validity, construction or administration shall be determined in accordance with the laws of New York or, if applicable, the provisions of ERISA.

23. EMPLOYMENT RIGHTS. It is understood that the establishment of this Plan gives no rights whatever to a participant to be retained in the employment or service of the Company, and all participants shall remain subject to discharge to the same extent as if this instrument had never been executed. Nothing contained herein shall be construed as a contract of employment.

24. UNFUNDED, UNSECURED OBLIGATION. The Company's obligation to participants represents nothing more than its unfunded, unsecured promise to make the payments described in this Plan.

          IN WITNESS WHEREOF, the undersigned has adopted this restatement of the Agrilink Foods Equity Value Plan effective as of August 23, 2000.

                                         AGRILINK FOODS, INC.


                                  BY:  /s/ Lois Warlick-Jarvie
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